Exhibit 3.1
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  VALCOM, INC.

The undersigned corporation hereby amends and restates its Certificate of incorporation in its entirety. The corporation's present name and the name under which it was originally incorporated is VALCOM, INC. The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was February 11, 1985. In accordance with Sections 228 and 141 of the General Corporation Law of the State of Delaware, a written Consent in Lieu of Special Joint Meeting of the Board of Directors and Shareholders was executed on May 27, 1987, by the sole shareholder and all of the directors of the corporation duly adopting amendments to the Certificate of Incorporation and this Restated Certificate of Incorporation in its entirety. The Restated Certificate of Incorporation was adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

                                    ARTICLE I

                                      NAME

The name of the corporation is VALCOM, INC.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The registered agent in charge thereof at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Law of Delaware.

                                   ARTICLE IV

                                AUTHORIZED SHARES

The total number of shares which this corporation shall have authority to issue is Eleven Million (11,000,000) shares, divided into Ten Million (10,000,000) shares of Common Stock of a par value of Ten Cents ($0.10) per share and One Million (1,000,000) shares of Class A Preferred Stock of a par value of One Dollar ($1.00) per share.

The Class A Preferred Stock of this corporation may be divided into and issued in one or more series from time to time with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof as may be provided in a resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares; (ii) the dividend rate and the date from which dividends are to be cumulative; (iii) whether shares are to be redeemable and, if so, the terms and amount of any sinking fund providing for the purchase or redemption of such shares; (iv) whether shares shall be convertible and, if so, the terms and provisions thereof; (v) what restrictions are to apply, if any, on the issue or reissue of any additional Class A Preferred Stock; and (vi) whether shares have voting rights.

                                    ARTICLE V

                                DIRECTORS' POWERS

The directors shall have power to make and alter or amend the By-laws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens, without limitation as to the amount, upon the property and franchise of the corporation.

                                   ARTICLE VI

                      INTEREST OF DIRECTORS IN TRANSACTIONS

In absence of fraud, no contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more of the directors of the corporation are or become directors or officers of such other corporation, firm, syndicate, or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contractual transaction; provided, that the fact such director or directors of the corporation are so situated or so interested or both, shall be disclosed or shall have been known to the Board of Directors of the corporation. Any director or directors of the corporation who is also a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership, or contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or transaction and in the absence of fraud, and as long as he acts in good faith, any such director may vote thereat to authorize any such contract or transaction with like force and effect as if he were not a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership, or joint venture or pecuniarily or otherwise interested in such contract or transaction.

                                   ARTICLE VII

                                 INDEMNIFICATION

The corporation shall, to the extent required, and may, to the extent permitted by Section 102 and Section 145 of Delaware General Corporation Law as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. With respect to acts or omissions occurring on or after May 27, 1987, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transactions from which the director derived an improper personal benefit.

Notwithstanding the foregoing, the indemnification provided for in this Article VII shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-law of this corporation, agreement, vote or consent of stockholders or disinterested directors or otherwise.


IN WITNESS WHEREOF, VALCOM, INC. has caused this Restated Certificate of Incorporation to be signed by BILL L. FAIRFIELD, its President, and attested by MICHAEL A. STEFFAN, its Secretary, this 27th day of May, 1987.

                                              VALCOM, INC.

                                         By:  /s/ Bill L. Fairfield
                                              ----------------------------
                                              BILL L. FAIRFIELD,
                                              President


                        ATTEST:

                                         By:  /s/ Michael A. Steffan
                                              ----------------------------
                                              MICHAEL A. STEFFAN,
                                              Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


ValCom, Inc., a corporation existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Shareholder and the Board of Directors of ValCom, Inc., by unanimous joint written consent of said Shareholder and Directors, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said Corporation as follows:

"BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended so as to delete the first paragraph of Article VII of said Certificate in its entirety and insert in place thereof the following paragraph:

              The corporation shall, to the extent required, and may, to the extent permitted by Section 102 and Section 145 of Delaware General Corporation Law, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. With respect to acts or omissions occurring on or after May 27, 1987, no director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
              (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
              Section 174 of the Delaware General Corporation Law; or (iv) for any transactions from which the director derived an improper personal benefit.

SECOND: That said amendment was duly adopted in accordance with the provisions of Sections 242, 228 and 141(f) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said ValCom, Inc. has caused this Certificate to be signed by Bill L. Fairfield, President, and attested by Michael A. Steffan, its Secretary, this 14th day of August, 1987.

VALCOM, INC.

ATTEST:

  /s/ Michael A. Steffan                    By: /s/ Bill L. Fairfield

------------------------------              -------------------------
Michael A. Steffan,                         Bill L. Fairfield,
Secretary                                   President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VALCOM, INC.


VALCOM, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware ("Corporation"), does hereby certify that the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution, as approved by the Corporation's Board of Directors and stockholders, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

     "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking ARTICLE I in its entirety and replacing therefor:

                                    ARTICLE I

                                      NAME

         The name of the corporation shall be InaCom Corp."

IN WITNESS WHEREOF, VALCOM, INC. has caused this Certificate to be signed and attested by its duly authorized officers this 5th day of August, 1991.

                                       VALCOM, INC.


                                  By:  /s/ Bill L. Fairfield
                                      ------------------------------
                                       BILL L. FAIRFIELD,
                                       President

ATTEST:

/s/ Michael A. Steffan

MICHAEL A. STEFFAN,
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INACOM CORP.

INACOM CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of INACOM CORP. a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation declaring said amendment to be advisable and calling for a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that the Board of Directors declare it advisable that the first sentence of ARTICLE IV of the Certificate of Incorporation entitled "AUTHORIZED SHARES" be amended in accordance with Exhibit "A" attached hereto to reflect an increase in the total number of shares which this corporation shall have authority to issue from 11,000,000 shares to 31,000,000 shares by increasing the authorized Common Stock par value of $.10 per share from 10,000,000 shares to 30,000,000 shares."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware on March 30, 1993, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said INACOM CORP. has caused this Certificate to be signed by BILL L. FAIRFIELD, its President, and attested to by MICHAEL A. STEFFAN, its Secretary, this 30th day of March, 1993.

                                                     INACOM CORP.

ATTEST:

/s/ Michael A. Steffan                          By:  /s/ Bill L. Fairfield
---------------------------                          -------------------------
MICHAEL A. STEFFAN,                                  BILL L. FAIRFIELD,
Secretary                                            President

                                   EXHIBIT "A"

                                   ARTICLE IV

                                AUTHORIZED SHARES

                                (FIRST SENTENCE)

The total number of shares which this corporation shall have the authority to issue is Thirty-One Million (31,000,000) shares, divided into Thirty Million (30,000,000) shares of Common Stock of a par value of Ten Cents ($.10) per share and One Million (1,000,000) shares of Class A Preferred Stock of a par value of One Dollar ($1.00) per share.

         The remainder of this Article shall remain unchanged in its entirety.

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  INACOM CORP.

         INACOM CORP., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

         FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first sentence of ARTICLE IV of the Certificate of Incorporation in its present form and substituting therefor a new first sentence of ARTICLE IV in the following form:

             "The total number of shares which this corporation shall have the authority to issue is One Hundred One Million (101,000,000) shares, divided into One Hundred Million (100,000,000) shares of Common Stock of a par value of Ten Cents ($.10) per share and One Million (1,000,000) shares of Class A Preferred Stock of a par value of One Dollar ($1.00) per share."

         SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at a special meeting of stockholders called and held upon notice in accordance with Section 222 of the DGCL.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate on this 17th day of February, 1999.

                                               INACOM CORP.

                                               /s/ Bill L. Fairfield
                                           By:
                                               BILL L. FAIRFIELD
                                               President